UNITED  STATES  SECURITIES  AND  EXCHANGE  COMMISSION

Washington,  D.C.   20549

FORM  8-K

CURRENT  REPORT

Pursuant  to  Section  13  or  15(d)  of

the  Securities  Exchange  Act  of  1934

Date of Report (Date of earliest event reported):  September 6, 2007

Commission File Number: 1-6453
National Semiconductor Corporation (Exact name of registrant as specified in its charter)
DELAWARE (State of Incorporation)	95-2095071 (I.R.S. Employer Identification Number)
2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090 SANTA CLARA, CALIFORNIA 95052-8090 (Address of principal executive offices) Registrant's telephone number, including area code: (408) 721-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NATIONAL SEMICONDUCTOR CORPORATION

INDEX

		Page
Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition	3

Section 8 – Other Events

Item 8.01	Other Events	3

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits	3

Signature		4

Exhibits:
99.1	News release dated September 6, 2007 (Earnings)

NATIONAL SEMICONDUCTOR CORPORATION

Item 2.02	RESULTS OF OPERATION AND FINANCIAL CONDITION

On September 6, 2007, National Semiconductor Corporation issued a news release announcing earnings for the quarter ended August 26, 2007. The earnings news release, which has been attached as Exhibit 99.1, contains unaudited Condensed Consolidated Statements of Income, Balance Sheets, and Statements of Cash Flows that are presented in accordance with United States generally accepted accounting principles, or GAAP. The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01	OTHER EVENTS

The Company also announced in its news release that it will pay a cash dividend of $0.04 per share on October 9, 2007 to shareholders of record at the close of business on September 17, 2007.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	News release dated September 6, 2007 issued by National Semiconductor Corporation* (Earnings)

* This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2007	/s/ Jamie E. Samath

Jamie E. Samath Corporate Controller Signing on behalf of the registrant and as principal accounting officer

Media Contact:	Financial:
LuAnn Jenkins	Long Ly
National Semiconductor	National Semiconductor
(408) 721-2440	(408) 721-5007
luann.jenkins@nsc.com	invest.group@nsc.com

National Semiconductor Reports Results for First Quarter Fiscal 2008

•	Q1 sales grew to $471.5 million, up 3.4% from Q4 of fiscal 2007
•	Record gross margin percentage of 63.0%, up from 62.5% in Q4
•	EPS of 30 cents, up from 28 cents in Q4
•	Sales outlook for Q2 of fiscal 2008 expected to be up 4% to 7% sequentially

SANTA CLARA, Calif. – September 6, 2007 -- National Semiconductor Corporation (NYSE:NSM) today reported sales of $471.5 million and net income of $85.6 million, or 30 cents per share, for the first quarter of fiscal 2008 which ended August 26, 2007.

National’s first quarter fiscal 2008 sales increased 3.4 percent sequentially from the fourth quarter of fiscal 2007, when the company reported $455.9 million in sales and earnings of 28 cents per share.  Sales growth in the first quarter was attributable to increased demand for National’s new analog products, primarily in the wireless handset and portable device markets.

Gross margin in National’s first quarter of fiscal 2008 increased to 63.0 percent, driven by the company’s portfolio of higher-value analog products, together with strong execution in manufacturing. The gross margin improvement was achieved at the same time that the company was able to lower its inventories by about $10 million during the quarter.

“Our growth this quarter was driven by highly featured wireless mobile devices, where energy efficiency is critical and happens to be the strong suit of our portfolio,” said Brian L. Halla, National’s chairman and CEO. “Looking forward, the theme of energy efficiency is becoming more and more pervasive beyond just handsets. We see this as a major opportunity.”

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Bookings for Q1, Fiscal 2008

National’s bookings in the first quarter of fiscal 2008 increased by 6 percent sequentially over the fourth quarter of fiscal 2007. This increase was primarily driven by higher orders from the company’s OEM customer base. Regionally, the first quarter bookings improvement was most prominent in Asia Pacific and Europe. From a product perspective, new orders for interface and power management products grew at a higher rate than the overall company average. Total company bookings exceeded billings in the first quarter.

Notable Items in Q1, Fiscal 2008 Results

Included in first quarter fiscal 2008 results were a $3.1 million gain from sale of property in Singapore and a $1.5 million credit related to a vacant lease buyout that was completed during the quarter, both on a pre-tax basis.

First quarter of fiscal 2008 results also included $20.0 million in pre-tax stock compensation expenses under FASB Statement 123(R). National began accounting for stock compensation under FASB 123(R) in the first quarter results of fiscal 2007, which included $23.9 million of pre-tax stock compensation expenses.

Outlook for Q2, Fiscal 2008

National anticipates that sales in the second quarter of fiscal 2008 will be up 4 to 7 percent over the first quarter of fiscal 2008. Gross margin is expected to improve while operating expenses are also projected to increase.

Stock Repurchase Program

In the early part of the first quarter of fiscal 2008,National announced that the Board of Directors had authorized a program to repurchase $2 billion of National’s common stock. This, combined with the $380 million in pre-existing repurchase approvals, brought the total available approved repurchase programs to about $2.4 billion at that time. Subsequent to that announcement, during the first quarter of fiscal 2008, the company executed $1.5 billion of the approved buy back through a leveraged accelerated share repurchase program, financed through a combination of unsecured bonds and bank facilities. As a result, National’s diluted weighted average share count for the first quarter of fiscal 2008 was 283.9 million shares, down from 327.5 million shares in the preceding fourth quarter. As of the end of the first quarter of fiscal 2008, National had approximately $880 million still available under approved programs for future stock repurchases.

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Company Declares Dividend

The company today announced that the Board of Directors has declared a cash dividend of $0.04 per outstanding share of common stock.  This dividend will be paid October 9, 2007 to shareholders of record at the close of business on September 17, 2007.

Special Note

This release contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Except for historical information contained herein, the matters set forth in this press release, including management’s expectations regarding future performance, including second quarter fiscal 2008 sales, gross margin, and operating expenses, are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include, but are not restricted to, such factors as new orders received and shipped during the quarter, the degree of factory utilization, the sale of inventories at existing prices, and the ramp up and sale of new analog products.  Other risk factors are included in the Company's Annual Report on Form 10-K for the fiscal year ended May 27, 2007 under the captions “Outlook”, “Risk Factors” and “Management's Discussion and Analysis of Financial Conditions and Results of Operations” contained therein.

About National Semiconductor

National Semiconductor, the industry's premier analog company, creates high-value analog devices and subsystems. National's leading-edge products include power management circuits, display drivers, audio and operational amplifiers, interface products and data conversion solutions. National's key analog markets include wireless handsets, displays, communications infrastructure, medical, automotive, industrial, and test and measurement applications. Headquartered in Santa Clara, Calif., National reported sales of $1.93 billion for fiscal 2007, which ended May 27, 2007. Additional company and product information is available at www.national.com.

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NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except per share amounts)

	Three Months Ended
	Aug. 26, 2007	Aug. 27, 2006
Net sales	$471.5	$541.4
Cost of sales	174.6	207.1
Gross margin	296.9	334.3

Research and development	93.8	88.8
Selling, general and administrative	75.5	78.6
Severance and restructuring (credit) expenses	(1.5)	2.7
Gain on sale of manufacturing plant assets	(3.1)	-
Other operating income, net	-	(1.3)
Operating expenses	164.7	168.8

Operating income	132.2	165.5
Interest income (expense), net	(8.4)	10.5
Other non-operating expense, net	(1.1)	(0.1)

Income before taxes	122.7	175.9
Income tax expense	37.1	55.8
Net income	$85.6	$120.1

Earnings per share:
Basic	$0.32	$0.36
Diluted	$0.30	$0.35

Selected income statement ratios as a percentage of sales:
Gross margin	63.0%	61.7%
Research and development	19.9%	16.4%
Selling, general and administrative	16.0%	14.5%
Net income	18.2%	22.2%

Effective tax rate	30.2%	31.7%

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NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)

	Aug. 26, 2007	May 27, 2007
ASSETS
Current assets:
Cash and cash equivalents	$961.8	$828.6
Receivables	175.9	150.6
Inventories	165.5	176.0
Deferred tax assets	73.2	73.2
Other current assets	46.8	62.1

Total current assets	1,423.2	1,290.5

Net property, plant and equipment	575.0	583.5
Goodwill	63.6	63.6
Deferred tax assets	246.7	194.4
Other assets	82.1	69.9

Total assets	$2,390.6	$2,201.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$62.5	$-
Accounts payable	58.1	59.9
Accrued expenses	136.8	122.7
Income taxes payable	75.8	117.4

Total current liabilities	333.2	300.0

Long-term debt	1,457.1	20.6
Non-current liabilities	159.9	132.5

Total liabilities	1,950.2	453.1

Commitments and contingencies

Shareholders’ equity:
Common stock of $0.50 par value	132.0	155.1
Retained earnings	400.7	1,685.7
Accumulated other comprehensive loss	(92.3)	(92.0)

Total shareholders’ equity	440.4	1,748.8

Total liabilities and shareholders’ equity	$2,390.6	$2,201.9

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NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)

	Three Months Ended
	Aug. 26, 2007	Aug. 27, 2006
Cash flows from operating activities:
Net income	$85.6	$120.1
Adjustments to reconcile net income with net cash
provided by operating activities:
Depreciation and amortization	32.6	37.5
Share-based compensation expense	20.0	23.9
Excess tax benefit from share-based payment arrangements	(11.5)	(1.4)
Tax benefit associated with stock options	20.1	2.9
Loss on investments	1.1	0.1
Loss on disposal of equipment	2.8	0.6
Gain on sale of manufacturing plant assets	(3.1)	-
Other, net	(0.8)	0.7
Changes in certain assets and liabilities, net:
Receivables	(25.3)	13.2
Inventories	10.6	(3.0)
Other current assets	7.8	(6.2)
Accounts payable and accrued expenses	7.2	(81.3)
Current and deferred income taxes	4.6	26.2
Other non-current liabilities	(26.2)	(0.1)
Net cash provided by operating activities	125.5	133.2
Cash flows from investing activities:
Purchase of property, plant and equipment	(23.9)	(40.9)
Proceeds from sale of property, plant, and equipment	13.0	-
Sale and maturity of available-for-sale securities	-	110.8
Funding of benefit plan	(3.4)	(6.6)
Other, net	0.4	0.8
Net cash (used in) provided by investing activities	(13.9)	64.1
Cash flows from financing activities:
Proceeds from unsecured senior notes, net of issuance costs	992.9	-
Proceeds from bank borrowings, net of issuance costs	1,996.5	-
Repayment of bank borrowing	(1,500.0)	-
Payment on software license obligations	(8.4)	(8.4)
Excess tax benefit from share-based payment arrangements	11.5	1.4
Minimum tax withholding paid on behalf of employees for net share settlements	(13.9)	-
Issuance of common stock	53.8	12.8
Purchase and retirement of treasury stock	(1,500.0)	(285.0)
Cash dividends declared and paid	(10.8)	(10.0)
Net cash provided by (used in) financing activities	21.6	(289.2)
Net change in cash and cash equivalents	133.2	(91.9)
Cash and cash equivalents at beginning of period	828.6	932.2
Cash and cash equivalents at end of period	$961.8	$840.3

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PART I. FINANCIAL INFORMATION

EARNINGS PER SHARE (Unaudited)

(In millions, except per share amounts)

	Three Months Ended
	Aug. 26, 2007	Aug. 27, 2006
Earnings per share
Basic	$0.32	$0.36
Diluted	$0.30	$0.35

Net income used in basic and diluted earnings per share	$85.6	$120.1

Weighted-average shares:
Basic	270.1	329.5
Diluted	283.9	343.7

OTHER FINANCIAL STATEMENT DETAIL

(In millions)

	Three Months Ended
	Aug. 26, 2007	Aug. 27, 2006
Other operating income, net

Net intellectual property income	$-	$(0.6)
Other	-	(0.7)
Total other operating income, net	$-	$(1.3)

Interest income, net

Interest income	$11.2	$11.0
Interest expense	(19.6)	(0.5)
Total interest income (expense), net	$(8.4)	$10.5

Other non-operating income (expense), net

Loss on investments	$(1.1)	$(0.1)
Total other non-operating expense	$(1.1)	$(0.1)

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